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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File #333-39642) and Form S-8 filings (File #333-62891 and File #333-86161) of Amkor Technology, Inc. of our following reports:

- - dated January 15, 2000 relating to the financial statements of Amkor Technology Korea, Inc. which appears in this Form 10-K.

- - dated January 19, 2001 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary, which appears in this Current Report on Form 8-K.


                                                /s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
March 29, 2001